Exhibit 21

                  Subsidiaries of ACT Teleconferencing, Inc.

                                                                                  Jurisdiction of
                              Name                                                 Incorporation
                              ----                                                 -------------
     ACT Teleconferencing Services, Inc., formerly ACT
     Capital, Inc.                                                                 Minnesota, USA

     ACT VideoConferencing, Inc.,
     formerly NBS, Inc.                                                            Minnesota, USA

     ACT Research, Inc.                                                             Colorado, USA

     ACT Teleconferencing Canada Inc.                                                  Canada

     ACT Teleconferencing Limited
     (60% owned)                                                                   United Kingdom

     ACT Business Solutions Limited, formerly Multimedia and
      Teleconferencing Services Limited (96.7% owned)                              United Kingdom

     ACT Teleconferencing France SA                                                    France

     ACT Teleconferencing GmbH                                                         Germany

     ACT Teleconferencing BV                                                         Netherlands

     ACT Teleconferencing Belgium SA                                                   Belgium

     ACT Teleconferencing (Pty) Limited                                               Australia

     ACT Teleconferencing Hong Kong Limited                                           Hong Kong

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